EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE


Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

November 10, 2003

                 GIANT INDUSTRIES, INC. ANNOUNCES
                   RECORD THIRD QUARTER RESULTS

Scottsdale, Arizona (November 10, 2003) -- Giant Industries, Inc.
[NYSE: GI] today reported net earnings of $7.5 million, or $0.86 per share for the third quarter ended September 30, 2003. Net earnings in the third quarter of 2003 included a pre-tax write-down of assets that totaled $1.1 million. Net earnings were a loss of ($4.6 million), or ($0.53) per share in the third quarter of 2002.
The Company reported net earnings of $9.6 million, or $1.10 per share, for the first nine months of 2003 compared to a net loss of ($8.7 million), or ($1.02) per share in 2002.

Giant's Chairman and Chief Executive Officer, Fred Holliger commented, "Good performance from each of our strategic business units led to record third quarter earnings. Our refining operations had a strong quarter as higher gasoline crack spreads contributed to a significant improvement in refining margins versus the prior year levels. Refining margins at our Four Corners refineries increased from $6.04 in the third quarter of last year to $9.51 in the same quarter this year and refining margins at our Yorktown refinery increased from $1.71 to $4.61 for the same period. These margins, combined with an increase in volumes, contributed to a significant improvement in earnings. Refinings' operating earnings were $23.8 million in the third quarter of 2003 versus a breakeven level for the same period last year. These results were realized even though operations at our Yorktown refinery were scaled back and subsequently shut down for a period of time as Hurricane Isabel passed through the area. I would like to commend our Yorktown personnel for their efforts in securing and protecting our refinery. As a result of their efforts, our facility experienced very minimal damage."

"Our retail operations also had good results in the quarter. Store operating profit from continuing operations increased to $5.1 million in the third quarter of 2003 versus $2.1 million for the same period last year. While a significant improvement in retail fuel margins was a major factor in the improved profitability, our program to divest of non-strategic, poor performing stores and continuing creative marketing in our stores also made strong contributions to the improved profitability."

"In the quarter, Phoenix Fuel continued to achieve growth in both wholesale and cardlock fuel volumes that contributed to increased earnings versus the prior year level. In addition, our team at Phoenix Fuel did a superb job of servicing our Phoenix-based customers when the recent pipeline problem between Tucson and Phoenix interrupted the supply of finished products to this market."

Holliger continued, "When we reported our 2002 earnings earlier this year, I stated that we had a goal to realize $20-$30 million from the sale of non-strategic assets in 2003. With the recent completion of the sale of our corporate office building we have reached this goal, and we are working on additional sales."

With regard to the Company's debt reduction strategy, Holliger remarked, "We have made significant progress in reducing our level of debt. Since we acquired the Yorktown refinery, in May 2002, we have reduced our debt by approximately $83 million, $19 million of which was achieved in the recent third quarter. Presently, our revolver has no borrowings outstanding. While we are pleased with this level of debt reduction, we remain committed to further debt reduction as it will contribute to improved profitability and will also provide the needed flexibility to further grow our Company."

Giant's senior management will hold a conference call at 1 p.m. ET on November 11, 2003 to discuss this earnings release and provide an update on Company operations. The conference call will be broadcast live on the Company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix
Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes,"
"expects," "anticipates," "estimates," "should," "could," "plans,"
"intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the inability to attain expected debt reductions, the inability to sell additional assets, including the completion of asset sales scheduled to close in the fourth quarter, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.


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
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Unaudited)

                                                     (In thousands except shares and per share data)
----------------------------------------------------------------------------------------------------
                                                        Three Months Ended      Nine Months Ended
                                                           September 30,          September 30,
----------------------------------------------------------------------------------------------------
                                                        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------
Net revenues                                         $  472,668  $  382,472  $1,359,900  $  849,036
Cost of products sold (excluding
  depreciation and amortization)                        389,182     331,055   1,135,811     704,809
----------------------------------------------------------------------------------------------------
Gross margin                                             83,486      51,417     224,089     144,227
Operating expenses                                       41,197      36,241     121,092      88,950
Depreciation and amortization                             9,330       9,169      27,779      25,830
Selling, general and administrative expenses              8,126       7,031      22,421      18,587
Net loss (gain) on disposal/write-down of assets          1,081        (157)      1,314        (135)
----------------------------------------------------------------------------------------------------
Operating income (loss)                                  23,752        (867)     51,483      10,995
Interest expense                                         (9,672)    (10,455)    (29,696)    (25,985)
Amortization/write-off of financing costs                (1,202)       (954)     (3,591)     (2,071)
Interest and investment income                               15          74          98         399
----------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before
  income taxes                                           12,893     (12,202)     18,294     (16,662)
Provision (benefit) for income taxes                      5,239      (5,041)      7,473      (6,586)
----------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before
  cumulative effect of change in accounting principle     7,654      (7,161)     10,821     (10,076)
Discontinued operations, net of income tax (benefit)
  provision of $(84), $1,726, $(344) and $894              (125)      2,589        (515)      1,342
Cumulative effect of change in accounting principle,
  net of income tax benefit of $468                           -           -        (704)          -
----------------------------------------------------------------------------------------------------
Net earnings (loss)                                  $    7,529  $   (4,572) $    9,602  $   (8,734)
====================================================================================================
Net earnings (loss) per common share:
  Basic
    Continuing operations                            $     0.87  $    (0.83) $     1.24  $    (1.18)
    Discontinued operations                               (0.01)       0.30       (0.06)       0.16
    Cumulative effect of change
      in accounting principle                                 -           -       (0.08)          -
----------------------------------------------------------------------------------------------------
                                                     $     0.86  $    (0.53) $     1.10  $    (1.02)
====================================================================================================
  Assuming dilution
    Continuing operations                            $     0.86  $    (0.83) $     1.23  $    (1.18)
    Discontinued operations                               (0.01)       0.30       (0.06)       0.16
    Cumulative effect of change
      in accounting principle                                 -           -       (0.08)          -
----------------------------------------------------------------------------------------------------
                                                     $     0.85  $    (0.53) $     1.09  $    (1.02)
====================================================================================================
Weighted average number of shares outstanding:
  Basic                                               8,785,555   8,571,779   8,713,513   8,564,042
  Assuming dilution                                   8,887,824   8,571,779   8,788,836   8,564,042
====================================================================================================


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
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                              (In thousands)
---------------------------------------------------------------------------------------
                                                  September 30, 2003  December 31, 2002
---------------------------------------------------------------------------------------
Assets
Current assets                                         $  217,654        $  211,704
---------------------------------------------------------------------------------------
Property, plant and equipment                             636,363           627,444
  Less accumulated depreciation and amortization         (236,371)         (211,749)
---------------------------------------------------------------------------------------
                                                          399,992           415,695
Other assets                                               65,840            74,887
---------------------------------------------------------------------------------------
Total Assets                                           $  683,486        $  702,286
=======================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                    $  122,595        $  120,351
Long-term debt, net of current portion                    358,840           398,069
Deferred income taxes                                      43,252            37,612
Other liabilities                                          20,980            18,937
Stockholders' equity                                      137,819           127,317
---------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $  683,486        $  702,286
=======================================================================================

Certain reclassifications have been made to the year 2002 financial statements to conform to classifications used in 2003. These reclassifications had no effect on reported earnings or stockholders' equity.


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
                                        OPERATING STATISTICS


                                          3 Qtr. 2003  2 Qtr. 2003  1 Qtr. 2003  4 Qtr. 2002  3 Qtr. 2002
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               29,244       31,854       31,146       32,389       30,902
Refinery Sourced Sales Barrels (BPD)         30,147       30,472       31,534       30,006       32,408
Avg. Crude Oil Costs ($/Bbl)               $  28.90     $  27.90     $  31.21     $  26.68     $  25.96
Refining Margins ($/Bbl)                   $   9.51     $   9.41     $   8.32     $   7.64     $   6.04
Retail Fuel Volumes Sold as a % of Four
  Corners Refinery's Sourced Sales Barrels       35%          38%          36%          39%          41%

Yorktown Operations:(1)
Crude Oil/NGL Throughput (BPD)               60,485       52,316       56,256       61,629       54,677
Refinery Sourced Sales Barrels (BPD)         62,937       54,046       59,389       60,911       58,803
Avg. Crude Oil Costs ($/Bbl)               $  28.54     $  28.06     $  32.85     $  27.50     $  26.57
Refining Margins ($/Bbl)                   $   4.61     $   2.82     $   4.25     $   3.21     $   1.71

Retail(2)
---------
Fuel Gallons Sold (000's)                    41,254       43,902       42,870       45,053       50,845
Fuel Margins ($/gal)                       $   0.21     $   0.22     $   0.14     $   0.15     $   0.14
Merchandise Sales ($ in 000's)             $ 35,387     $ 34,570     $ 30,934     $ 32,981     $ 38,069
Merchandise Margins                              29%          30%          31%          27%          28%
Number of Operating Units at End
  of Period                                     127          129          135          136          140

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   109,903      105,148      103,037       99,012       94,703
Fuel Margins ($/gal)                       $   0.05     $   0.05     $   0.05     $   0.06     $   0.05
Lubricant Sales ($ in 000's)               $  6,140     $  6,212     $  5,615     $  5,922     $  5,234
Lubricant Margins                                16%          15%          16%          17%          16%
=========================================================================================================
Operating Income (Loss) (in 000's)
----------------------------------
Refining - Four Corners Operations         $ 13,269     $ 12,715     $  9,503     $  7,600     $  5,816
         - Yorktown Operations               10,540       (2,847)       8,358        2,696       (5,994)
Retail(2)                                     5,052        4,809        1,033          413        1,638
Phoenix Fuel                                  2,101        2,284        1,606        2,223        1,752
Corporate                                    (6,147)      (5,033)      (4,924)      (4,550)      (4,725)
Net (loss) gain on
  disposal/write-down of assets(2)           (1,272)        (150)        (273)       1,996        4,961
---------------------------------------------------------------------------------------------------------
Total(2)                                   $ 23,543     $ 11,778     $ 15,303     $ 10,378     $  3,448
=========================================================================================================
Capital Expenditures (in 000's)(3)
----------------------------------
Refining - Four Corners Operations         $    654     $    257     $    341     $    344     $    547
         - Yorktown Operations                  (87)       4,317        4,446        2,418          900
Retail                                          490          120          254          123          449
Phoenix Fuel                                    271          129          205          185           87
Corporate                                       112           55           26          137          248
---------------------------------------------------------------------------------------------------------
Total                                      $  1,440     $  4,878     $  5,272     $  3,207     $  2,231
=========================================================================================================
(1) The Yorktown Refinery was purchased on May 14, 2002.
(2) Includes discontinued operations.
(3) Excludes Yorktown Refinery acquisition contingent payments in the first three quarters of 2003.


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
                              Selected Financial Data

                                              September 30, 2003   December 31, 2002
------------------------------------------------------------------------------------
Working Capital (In Millions)                    $  95,059            $  91,353
Current Ratio                                       1.78:1               1.76:1
Long-Term Debt As A Percent of Total Capital          72.3%                75.8%
Net Debt As A Percent of Total Capital                71.3%                75.3%
Book Value Per Share                             $   15.69            $   14.85
Net cash provided by operating activities(4)     $  53,313            $  38,068

(4) Net cash provided by operating activities for September 30, 2003 and December 31,
    2002 is for nine and twelve months, respectively.


               Share Price Data and Dividends (NYSE: GI)

                       High       Low       Close    Dividends
--------------------------------------------------------------
2003 3rd Quarter     $ 8.10     $ 5.57     $ 7.23     $  --
2003 2nd Quarter     $ 6.32     $ 4.42     $ 5.96     $  --
2003 1st Quarter     $ 5.50     $ 2.85     $ 4.89     $  --
2002 4th Quarter     $ 3.85     $ 1.86     $ 2.95     $  --
2002 3rd Quarter     $ 8.13     $ 3.15     $ 3.75     $  --
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